UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Silicon Drive

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value per share	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Prepackaged Debt Restructuring Pursuant to Restructuring Support Agreement

Wolfspeed, Inc. (“Wolfspeed”) and its wholly owned subsidiary, Wolfspeed Texas LLC (together with Wolfspeed, the “Company”), intend to implement a comprehensive restructuring of the Company’s debt obligations and capital structure (the “Restructuring”) in accordance with a Restructuring Support Agreement with key debtholders, including (i) holders of more than 97% of its Senior Secured Notes, (ii) Renesas and (iii) holders of more than 67% of its Convertible Notes, pursuant to which these debtholders have committed to vote in favor of the Restructuring. The Restructuring is expected to reduce the Company’s overall debt by approximately 70%, representing a reduction of approximately $4.6 billion, and reduce the Company’s annual interest expense by approximately 60%. Existing equity holders are expected to receive their pro rata share of 3.0% or 5.0% of New Common Stock.

The Restructuring is expected to be effectuated through a plan of reorganization of the Company (the “Plan”) under a voluntary proceeding (the “Chapter 11 Cases”) pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company does not expect any operational impact from the Restructuring and plans to continue to operate and serve customers and pay vendors and employees in the ordinary course of business as “debtors-in-possession” under the jurisdiction of the United States Bankruptcy Court (the “Bankruptcy Court”) and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to emerge from Chapter 11 by the end of the third quarter of calendar year 2025.

Capitalized terms not defined herein have the meanings given to them in the Restructuring Support Agreement attached hereto as Exhibit 10.1.

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On June 22, 2025, the Company entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”) with:

•

certain holders, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of the Company’s Senior Secured Notes due 2030 (the “Senior Secured Notes,” and such holders, advisors or managers who are party to the Restructuring Support Agreement, the “Consenting Senior Secured Noteholders”);

•

certain holders, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of the Company’s 1.75% Convertible Senior Notes due 2026, 0.25% Convertible Senior Notes due 2028 (the “2028 Notes”), and 1.875% Convertible Senior Notes due 2029 (the “2029 Notes”) (collectively, the “Convertible Notes,” and such holders, advisors or managers who are party to the Restructuring Support Agreement, the “Consenting Convertible Noteholders,” and together with the Consenting Senior Secured Noteholders, the “Consenting Noteholders”); and

•

Renesas Electronics America Inc., the holder of loans under that certain Unsecured Customer Refundable Deposit Agreement, dated as of July 5, 2023, as amended to date (“Renesas,” and together with the Consenting Noteholders, the “Consenting Creditors”).

The Restructuring Support Agreement contemplates that the Restructuring will be effectuated through the Plan, and the specific terms underlying the Restructuring Support Agreement will be further detailed in the Plan.

Commitments and Representations. The Company and the Consenting Creditors have made certain customary commitments and representations in the Restructuring Support Agreement, including, among other things, to support and take all commercially reasonable actions reasonably necessary to facilitate the transactions contemplated by the Restructuring Support Agreement. Specifically, the Consenting Creditors have committed to the Company, among other things, to support and vote for the Plan.

Milestones. The Restructuring Support Agreement contains certain milestones (“Milestones”) relating to the progress of the anticipated Chapter 11 Cases, which include, among other things, commencement of the Chapter 11 Cases no later than July 1, 2025, entry of a cash collateral order on an interim basis by the Bankruptcy Court no later than three days following the date on which the Chapter 11 Cases are commenced (the “Petition Date”), entry of a cash collateral order on a final basis by the Bankruptcy Court no later than 45 days following the Petition Date, entry of an order by the Bankruptcy Court approving the disclosure statement relating to the Plan (the “Disclosure Statement”) no later than 75 days following the Petition Date, entry of a backstop order by the Bankruptcy Court no later than 75 days following the Petition Date, entry of a confirmation order by the Bankruptcy Court no later than 75 days following the Petition Date, and the occurrence of the date on which the Plan has become effective in accordance with its terms (the “Plan Effective Date”) shall be no later than four months following the Petition Date (the “Outside Date”); provided, that solely to obtain some or all regulatory approvals, the Company in its sole discretion may extend the Outside Date by 30 days, and that the Outside Date may be extended by up to 60 days with the consent of the requisite Consenting Creditors and the Company, and any subsequent extension shall require the consent of each Consenting Creditor and the Company; provided, further, that the Plan Effective Date shall not take place any earlier than three months from the effective date of the Restructuring Support Agreement.

Summary of Material Terms. The following is a summary of the material terms of the transactions contemplated by the Restructuring Support Agreement:

•

Senior Secured Notes. Holders of Senior Secured Notes are expected to receive their pro rata share of (i) new senior secured notes (“New Senior Secured Notes”), which will have substantially similar terms to the existing Senior Secured Notes with certain modifications to reduce go-forward cash interest and minimum liquidity requirements, (ii) a payment from the redemption of $250 million in principal amount of existing Senior Secured Notes by the Company at a rate of 109.875% (to be paid with the proceeds of the Rights Offering described below), and (iii) certain commitment fees, subject to certain conditions.

•

Convertible Notes. Holders of Convertible Notes are expected to receive (i) a right to participate in the rights offering of new second-lien convertible notes (“New 2L Convertible Notes”) in the amount of $301.13 million, to be fully backstopped by certain holders of the Company’s existing Convertible Notes, and the issuance of additional New 2L Convertible Notes in the amount of $30.25 million pursuant to a premium, as discussed in more detail below under the section titled “Backstop Commitment Agreement,” (ii) their pro rata share of new second-lien notes in the amount of $296 million (“New 2L Takeback Notes”), and (iii) 56.3% of Wolfspeed’s class of common equity on the Plan Effective Date (the “New Common Stock”), subject to dilution from other equity issuances, including the conversion of the New 2L Convertible Notes, and the convertible notes and warrants provided to Renesas. The Company is expected to provide certain registration rights with respect to certain shares of the New Common Stock underlying the New 2L Convertible Notes to certain holders of the existing Convertible Notes.

•

Renesas. Subject to certain regulatory approvals, Renesas is expected to receive or be entitled to certain economic benefits associated with (i) new second-lien convertible notes in the amount of $204 million, (ii) 38.7% of New Common Stock, subject to dilution from other equity issuances, including the conversion of the New 2L Convertible Notes, and the convertible notes and warrants provided to Renesas. (iii) warrants to purchase 5% of New Common Stock (assuming conversion of convertible notes issued to Renesas and all New 2L Convertible Notes), and (iv) if certain regulatory approvals have not been obtained prior to the deadline described in the Restructuring Support Agreement, certain contingent consideration, including $15 million in cash (the “Reserve Cash”), $15 million in additional New 2L Takeback Notes (the “Additional New 2L Takeback Notes”), 2.0% of New Common Stock, subject to dilution from other equity issuances, including the conversion of the New 2L Convertible Notes, and the convertible notes and warrants provided to Renesas, and right to a one-year extension of the exercise period of the warrants (the foregoing, collectively with the Reserve Cash, the Additional New 2L Takeback Notes, the “Contingent Consideration”). If certain regulatory approvals are obtained prior to the deadline described in the Restructuring Support Agreement, Renesas will not be entitled to the Contingent Consideration and $10 million of the Reserve Cash shall be remitted to or retained by Wolfspeed, $5 million of the Reserve Cash shall be remitted to the holders of the Senior Secured Notes (on account of the commitment fee amount), the Additional New 2L Takeback Notes shall not be issued, the 2.0% of New Common Stock will be distributed to the holders of existing equity interests, and the term of the warrants will not be extended. Similar to the holders of existing Convertible Notes, Renesas will also be entitled to certain registration rights as set forth in the Restructuring Support Agreement.

•	Unsecured Creditors. All other unsecured creditors are expected to be unimpaired and paid on the Plan Effective Date or in the ordinary course of business.

•

Existing Equity Holders. Existing equity interests will be cancelled, and existing equity holders are expected to receive their pro rata share of 3.0% or 5.0% of New Common Stock (depending on whether Renesas obtains certain regulatory approvals), subject to dilution from other equity issuances, including the conversion of the New 2L Convertible Notes, and the convertible notes and warrants provided to Renesas.

Termination. Each of the parties to the Restructuring Support Agreement may terminate the agreement under certain circumstances and subject to the terms set forth therein, including, among other things: (i) in the case of certain requisite Consenting Creditors, the failure of the Company to meet a Milestone or achieve the Plan Effective Date before the Outside Date; (ii) in the case of the Consenting Noteholders, if the Company seeks or obtains an order of the Bankruptcy Court authorizing the rejection of the Restructuring Support Agreement; (iii) the occurrence of certain breaches of the Restructuring Support Agreement; (iv) the mutual agreement of the parties; and (v) in the case of the Company, if the board of directors, board of managers, or such similar governing body of the Company reasonably determines in good faith after consultation with outside counsel that proceeding with any of the transactions under the Restructuring Support Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law.

Consummation. Consummation of the transactions contemplated by the Restructuring Support Agreement is subject to, among other things, approval of the Plan by the Bankruptcy Court. Accordingly, no assurance can be given that the transactions described therein will be consummated. Renesas’s receipt of regulatory approvals is not a condition precedent to the Plan Effective Date.

The foregoing description of the Restructuring Support Agreement is not complete and is qualified in its entirety by reference to the Restructuring Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is hereby incorporated by reference into this Item 1.01.

Backstop Commitment Agreement

On June 22, 2025, the Company entered into that certain Rights Offering Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with the rights offering backstop parties (the “Backstop Parties”) and the rights offering holdback parties (the “Holdback Parties”) party thereto. The following is a summary of the material terms of the transactions contemplated by the Backstop Commitment Agreement:

•

The Backstop Commitment Agreement provides that, as contemplated by the Restructuring Support Agreement, the Company will conduct a rights offering through the issuance of the New 2L Convertible Notes in an aggregate principal amount of $301.13 million, which shall be offered at a purchase price of 91.3242% of the principal amount thereof (the “Rights Offering”).

•

The Backstop Commitment Agreement provides that, subject to the terms and conditions therein, 60% of the Rights Offering (“Non-Holdback Rights Offering”) shall be offered pro rata to all holders of Convertible Notes (the “Subscription Rights”) and the Backstop Parties have committed to purchase any unsubscribed portion of the Non-Holdback Rights Offering.

•

The Backstop Commitment Agreement provides that, subject to the terms and conditions therein, 40% of the Rights Offering (“Holdback Rights Offering”) shall be reserved for the Holdback Parties that have committed to purchasing their respective portions set forth in the Backstop Commitment Agreement of the Holdback Rights Offering.

•

The Backstop Commitment Agreement provides that, as consideration for the commitments by the Backstop Parties and Holdback Parties, subject to the terms and conditions therein, a premium will be paid to the Backstop Parties and Holdback Parties by the Company equal to $30.25 million (the “Backstop Premium”) in the aggregate, allocated ratably, in the form of additional New 2L Convertible Notes, payable on the Plan Effective Date. If the Backstop Commitment Agreement is terminated under certain circumstances as set forth therein, the Backstop Commitment Agreement provides for a cash payment of the Backstop Premium to the Backstop Parties and Holdback Parties on the earlier of the Outside Date or the effective date of an Alternative Transaction (as defined in the Backstop Commitment Agreement).

The transactions contemplated by the Backstop Commitment Agreement are conditioned upon the satisfaction or waiver of customary conditions for transactions of this nature, including, among other things, that (i) the Bankruptcy Court shall have entered an order approving the Backstop Commitment Agreement and the Disclosure Statement and confirming the Plan, (ii) the Plan Effective Date shall have occurred, and (iii) the Restructuring Support Agreement remains in full force and effect.

The foregoing description of the Backstop Commitment Agreement is not complete and is qualified in its entirety by reference to the Backstop Commitment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is hereby incorporated by reference into this Item 1.01.

Senior Secured Notes Amendment

On June 23, 2025, Wolfspeed, the Subsidiary Guarantors (as defined under the A&R Indenture (as defined below)) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), entered into that certain Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Amended and Restated Indenture, dated as of October 11, 2024, by and among Wolfspeed, the Subsidiary Guarantors party thereto from time to time, the Trustee and the Collateral Agent (as supplemented by the First Supplemental Indenture, dated as of October 22, 2024, the “A&R Indenture”), pursuant to which the parties thereto agreed to (i) release Wolfspeed Germany GmbH, a Subsidiary Guarantor, from its obligations under the Notes Documents (as defined under the A&R Indenture) and any related liens and (ii) exclude net proceeds of the sale of “Building 21” from the offer to repurchase requirement under the A&R Indenture.

The foregoing description of the Second Supplemental Indenture is not complete and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 10.3 to this Current Report and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 under “Senior Secured Notes Amendment” above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Press Release

On June 22, 2025, Wolfspeed issued a press release announcing the Company’s entry into the Restructuring Support Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is hereby incorporated by reference into this Item 7.01.

Cleansing Material

Wolfspeed entered into confidentiality agreements (the “Confidentiality Agreements”) with certain creditors (the “Creditors”), including Renesas and the Consenting Noteholders. The Confidentiality Agreements facilitated Wolfspeed’s ability to engage in discussions with the Creditors regarding one or more potential restructuring transactions (a “Potential Transaction”).

Pursuant to the Confidentiality Agreements, Wolfspeed agreed to publicly disclose certain confidential information previously disclosed to the Creditors (collectively, the “Cleansing Material”) upon the occurrence of certain events set forth in the Confidentiality Agreements. The Cleansing Material attached as Exhibit 99.2 hereto was prepared as of an earlier date and is being furnished in satisfaction of Wolfspeed’s public disclosure obligations under the Confidentiality Agreements.

Cautionary Note on Information Regarding Projections

The financial projections, prospective financial information and forecasts (collectively, the “Projections”) included in the Cleansing Material were not prepared with a view towards public disclosure or compliance with the published guidelines of the U.S. Securities and Exchange Commission (the “SEC”) or the guidelines established by the Public Company Accounting Oversight Board for the presentation and preparation of “prospective financial information.” The Company generally does not publicly disclose detailed prospective financial information. The Projections were prepared solely for the limited purpose of providing information in connection with the Company’s discussions about a Potential Transaction and should not be relied on to make an investment decision with respect to the Company.

The Projections have been prepared by, and are the responsibility of, the Company’s management. The Projections do not purport to present the Company’s financial condition in accordance with generally accepted accounting principles in the United States (“GAAP”). Neither the Company’s independent registered public accounting firm nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now consider, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report, and readers are cautioned not to place undue reliance on the prospective financial information.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day.

The Projections include non-GAAP financial measures, as described in the Cleansing Material. The Company cannot provide a reconciliation between the non-GAAP financials measures included in the Projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

The information included in this Current Report under Item 7.01 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

The information set forth in this Current Report and the exhibits attached hereto are not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

Cautionary Statement Regarding Forward Looking Statements

This Current Report contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, and objectives and the Company’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this Current Report that are not historical are forward-looking statements, including statements regarding the timing and implementation of the transactions contemplated by the Restructuring Support Agreement and the Backstop Commitment Agreement, the intent to solicit approval of the Plan and to implement the transactions contemplated by the Restructuring Support Agreement and file the anticipated Chapter 11 Cases, the Company’s ability to continue operating in the ordinary course, including continuing to serve customers and pay vendors and employees in the ordinary course, and the potential benefits of the transactions contemplated by the Restructuring Support Agreement, and the potential effects of such transactions on the Company’s financial position, capital structure, outstanding debt, interest expense, profitability and growth. Actual results could differ materially due to a number of factors, including but not limited to, risks and uncertainties associated with the anticipated Chapter 11 Cases; the effects of the anticipated Chapter 11 Cases on the Company and the Company’s relationship with its various stakeholders, including vendors and customers; the Company’s ability to develop and implement the transactions contemplated by the Restructuring Support Agreement and whether the Plan will be approved by the Bankruptcy Court and the ultimate outcome of the anticipated Chapter 11 Cases in general; the length of time the Company will operate under the anticipated Chapter 11 Cases; the potential adverse effects of the anticipated Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to confirm and consummate the Plan in the event that the Restructuring Support Agreement is terminated; the Company’s ability to satisfy the significant conditions and milestones in the Restructuring Support Agreement; the timing or amount of any recovery, if any, to the Company’s stakeholders; uncertainty regarding the Company’s ability to retain key personnel; increased administrative and legal costs related to the anticipated Chapter 11 Cases; changes in the Company’s ability to meet its financial obligations during the Chapter 11 Cases and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the anticipated Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the actions and decisions of equity holders, creditors, regulators, and other third parties that have an interest in the anticipated Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Plan and implement the transactions contemplated by the Restructuring Support Agreement; risks relating to the potential delisting of the Company’s common stock from the New York Stock Exchange and future quotation of the common stock; the ability to obtain the necessary regulatory approvals prior to the deadline described in the Restructuring Support Agreement such that Renesas will not be entitled to the Contingent Consideration; ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with the Company’s expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to the Company’s restructuring costs; the Company’s ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the Company’s ability to take certain actions with respect to its capital and debt structure; the risk that the Company does not meet its production commitments to those customers who provide the Company with capacity reservation deposits or similar payments; the risk that the Company may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; the Company’s ability to lower costs; the risk that the Company’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of the Company’s new products, and the Company’s entry into new business channels different from those in which it has historically operated; the Company’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for the Company’s products will not develop as it expects, including the adoption of the Company’s products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for the Company’s products; the risk that the Company’s or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as the Company experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of the Company’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that the Company’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on the Company’s investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to the Company’s operations, supply chain, including its contract manufacturers, or customer demand; the risk the Company may be required to record a significant charge to earnings if its remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; the Company’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render the Company’s products obsolete; the potential lack of customer acceptance for the Company’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of the Company’s brand and products, resulting in lower demand for its products; the risk that the Company’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that the Company is not able to successfully execute or achieve the potential benefits of the Company’s efforts to enhance its value; the substantial doubt about the Company’s ability to continue as a going concern; and other factors discussed in the Company’s filings with the SEC, including the Company’s report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent the Company’s judgment as of the date of this Current Report. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any intent or obligation to update any forward-looking statements after the date of this Current Report, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Item 8.01	Other Events.

Appointment of Chief Restructuring Officers

On June 16, 2025, the Board of Directors of Wolfspeed appointed Carlin Adrianopoli to serve as the Chief Restructuring Officer of Wolfspeed and Dan Hugo to serve as the Deputy Chief Restructuring Officer of Wolfspeed (together, the “CROs”), which such appointments are subject to approval of the Bankruptcy Court. In connection with Messrs. Adrianopoli’s and Hugo’s appointments, Wolfspeed entered into that certain amended and restated letter of engagement (the “Engagement Agreement”) with FTI Consulting, Inc. (“FTI”), to set forth the terms of FTI’s engagement and Messrs. Adrianopoli’s and Hugo’s service as the CROs. As further set forth in the Engagement Letter, Messrs. Adrianopoli’s and Hugo’s authority as the CROs includes, in connection with the Company’s advisors and management, (a) overseeing all restructuring activities and initiatives of the Company, including the administration of the Chapter 11 Cases for the Company, (b) overseeing cash management and liquidity forecasting, and (c) assisting the Company with engagement with creditors and other stakeholders, as appropriate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Restructuring Support Agreement, dated as of June 22, 2025, by and among Wolfspeed, Inc., Wolfspeed Texas LLC, the Consenting Noteholders (as defined therein) and Renesas (as defined therein).

10.2*	Rights Offering Backstop Commitment Agreement, dated as of June 22, 2025, by and among Wolfspeed, Inc., Wolfspeed Texas LLC, and the Commitment Parties (as defined therein).

10.3	Second Supplemental Indenture, dated as of June 23, 2025, by and among Wolfspeed, Inc., the Subsidiary Guarantors (as defined therein) and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

99.1	Press Release, dated as of June 22, 2025.

99.2	Cleansing Material.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2025		WOLFSPEED, INC.

	By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel